Exhibit 10.3

ASSIGNMENT AND ASSUMPTION

OF LEASES AND SECURITY DEPOSITS

THE SHOPPES AT BRANSON HILLS AND BRANSON HILLS PLAZA – BRANSON, MISSOURI

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (“Assignment”) is entered into as of the 15th day of December, 2014, by and between KRG BRANSON HILLS, LLC, a Delaware limited liability company (“Assignor”), and IREIT BRANSON HILLS, L.L.C., a Delaware limited liability company (“Assignee”). Reference is hereby made to that certain Purchase and Sale Agreement, dated September 16, 2014, by and among Assignor, certain affiliates of Assignor, and Inland Real Estate Income Trust, Inc., a Maryland corporation, as predecessor-in-interest to Assignee (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Agreement.

1. Property. The “Property” means the real property located in Branson, Missouri, commonly known as The Shoppes at Branson Hills and Branson Hills Plaza, and more particularly described in Exhibit A attached hereto and incorporated herein.

2. Leases. The “Leases” means those leases, tenancies, rental agreements and occupancy agreements affecting the Property for the tenants identified in the rent roll attached to this Assignment as Exhibit B (the “Rent Roll”), but specifically not including any leases, tenancies, rental agreements and occupancy agreements affecting the Property for the tenants identified on the Rent Roll as “TJ Maxx”, “Kohl’s”, “Pier 1 Imports” and “Ulta”.

3. Security Deposits. “Security Deposits” means those certain refundable security deposits held by or for Assignor on account of tenants under the Leases as such deposits and with respect to which Assignee received a credit at the closing of the transaction with respect to which this Assignment has been executed and delivered.

4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits, and all of Assignor's right, title and interest in and to all of the Actions (as such term is defined in the Agreement) listed on Exhibit E of the Agreement relating to the Property (subject to any modifications of or supplements to Exhibit E of the Agreement based upon any disclosures provided to Assignee by Assignor since the date of the Agreement), but reserving unto Assignor all uncollected rent attributable to the period prior to the date hereof pursuant to Section 3.4(b)(viii) of the Agreement.

5. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases as of the date of this Assignment, and assumes the obligations under the Actions listed on Exhibit E to the Agreement relating to the Property (subject to any modifications of or supplements to Exhibit E of the Agreement based upon any disclosures provided to Assignee by Assignor since the date of the Agreement). Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when and as required by the Leases.

6. Attorneys’ Fees. If any action, suit, arbitration or other proceeding is instituted by any party to this Assignment for the purpose of interpreting any of the terms hereof or to prevent or remedy a default hereunder by any other party, the prevailing party shall be reimbursed by the non-prevailing party for all of such prevailing party’s reasonable attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom. As used in this paragraph, attorneys’ fees shall be deemed to mean the reasonable, actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney and any paralegals and legal staff performing such service.

7. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

8. Limited Liability. By accepting this Assignment, but subject to Section 8(e) of the Agreement, Assignee agrees that it will look only to the proceeds of the Property for the performance or liability for nonperformance of any and all obligations of Assignor hereunder, it being expressly understood and agreed that no constituent member, manager or partner in or agent of Assignor, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent member in Assignor shall have any personal liability, directly or indirectly, under or in connection with this Assignment, or any amendment or amendments hereto made at any time or times, heretofore or hereafter, and Assignee and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the proceeds of the Property for the payment of any claim or for any performance, and Assignee, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. This Section 8 is subject to, and not in limitation of, the limitations on liability provided in Section 8(e) of the Agreement.

9. Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR:

KRG BRANSON HILLS, LLC, a Delaware limited liability company

By:		/s/ Daniel R. Sink
Daniel R. Sink, Executive Vice President and Chief Financial Officer

ASSIGNEE:

IREIT BRANSON HILLS, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ David Z. Lichterman

	Name:	David Z. Lichterman

	Title:	Vice President

Exhibit A

Legal Description

TRACT 1:

Lot 6, of The Shoppes at Branson Hills, a subdivision as per the recorded plat thereof, Plat Book/Slide I, Pages 235-240, Taney County, Missouri.

Lot 4A, of the Administrative Replat Lot 4, The Shoppes at Branson Hills, a subdivision as per the recorded plat thereof, Plat Book/Slide J Pages 723-724, Taney County, Missouri.

Outlots 1, 2, 4 and 7 of The Shoppes at Branson Hills, a subdivision as per the recorded plat thereof, Plat Book/Slide I, Pages 235-240, Taney County, Missouri.

Outlot 6A, of the Replat of Outlots 5 and 6 of the The Shoppes at Branson Hills, a subdivision as per the recorded plat thereof, Plat Book/Slide J, Page 722, Taney County, Missouri.

TRACT 2:

Lot 3, Branson Hills Plaza, a subdivision as per the recorded plat thereof, Plat Book Slide H, pages 286-287, Taney County, Missouri.

Lot 5A, Replat of Lots 4 & 5 of Branson Hills Plaza and Lot 6A of Amended Plat of Lots 6 and 7A of Branson Hills Plaza, a subdivision as per the recorded plat thereof, Plat Book Slide J, pages 375-376, Taney County, Missouri.

Lot 6B, Replat of Lots 4 & 5 of Branson Hills Plaza and Lot 6A of Amended Plat of Lots 6 and 7A of Branson Hills Plaza, a subdivision as per the recorded plat thereof, Plat Book Slide J, pages 375-376, Taney County, Missouri.

Lot 7B, in Amended of Lots 6 and 7A, Branson Hills Plaza, a subdivision as per the recorded plat thereof, Plat Book Slide I, page 789, Taney County, Missouri.

Lot 8A, Replat of Lots 7 and 8 Branson Hills Plaza, a subdivision as per the recorded plat thereof, Plat Book Slide I, page 285, Taney County, Missouri.